EXHIBIT 10.1

SECOND AMENDMENT TO THE

ARCTIC CAT INC. 2007 OMNIBUS STOCK AND INCENTIVE PLAN

April 1, 2011

RECITALS:

A.	The Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of Arctic Cat Inc. (the “Company”) on June 20, 2007, and was approved by the shareholders of the Company on August 8, 2007.

B.	The shareholders of the Company amended the Plan on August 6, 2009 to increase the number of shares of Common Stock available for issuance under the Plan and the Board amended the Plan on August 6, 2009 to modify the terms of the annual automatic option grants to non-employee directors of the Company.

C.	Applicable rules of the Securities and Exchange Commission have been amended to eliminate the need to specify automatic grants of Awards to non-employee directors and the Plan has always provided the Board or the Committee (as defined in the Plan) with discretion to provide additional or substitute Awards to any director.

D.	The Board amended the Plan on March 21, 2011 to provide greater flexibility in the grant of Awards under the Plan to non-employee directors of the Company and adopted this Second Amendment to the Plan.

AMENDMENT:

THEREFORE, the Plan is hereby amended as follows:

1.	The first paragraph of Section 6(d) of the Plan is hereby amended to read as follows:

“(d) Directors Who Are Not Employees. Each person who is not an employee of the Company or its Subsidiaries and who is serving as a director of the Company on April 1 of each year, shall as of each April 1 be granted an Award with such terms as the Board in its discretion may determine prior to or at the time of such grant; provided that any such Director may decline receipt of said Award; provided, further, that any person who is not an employee of the Company or its Subsidiaries and who is appointed as a director of the Company by action of the Board after April 1 may, at the discretion of the Board, be granted an Award with such terms as the Board in its discretion determines.”

3.	This Second Amendment to the Arctic Cat 2007 Omnibus Stock and Incentive Plan shall be effective as of April 1, 2011.